MERGER AND EXCHANGE AGREEMENT

THIS MERGER AND EXCHANGE AGREEMENT, made and entered into on February 6, 2008, by and among Turbine Truck Engines Inc., ("TTEG"), a Delaware corporation, High Point Acquisition, Inc. ("Acquisition"), a Nevada corporation to be formed as a wholly owned subsidiary of TTEG, and High Point Transport, Inc. ("HPTI"), a Florida corporation.

W I T N E S S E T H :

WHEREAS, TTEG's common stock is publicly traded and its stock price is quoted on the OTC Bulletin Board; and

WHEREAS, TTEG is subject to the reporting requirements of the Securities Exchange Act of 1934, by virtue of Section 15(d) of the Exchange Act; and

WHEREAS, HPTI's common stock is not publicly traded, nor is its stock price quoted in any quotation medium; and

WHEREAS, HTPI is subject to the reporting requirements of the Securities Exchange Act of 1934, under Section 13 of the Exchange Act as a result of its registration on Form 10-SB under Section 12(g) of the Exchange Act.

WHEREAS, it may be desirable for TTEG to change its state of domicile from Delaware to Nevada in connection with a proposed reduction in the number of its issued and outstanding shares; and

WHEREAS, TTEG and HPTI mutually desire that HPTI merge into Acquisition with the result that HPTI will become a wholly owned subsidiary of TTEG; and

WHEREAS, TTEG and HPTI respectively believe that this transaction, and the subsequent transactions described below, will benefit each of them in achieving their respective funding and operational goals; and

WHEREAS, TTEG and HPTI entered into a Merger and Exchange Agreement dated February 4, 2008 which they mutually desire to replace and supersede with this Agreement;

NOW, THEREFORE, in consideration of the premises herein before set forth, in reliance hereon and the mutual promises and respective representations and warranties of the parties, one to another made herein, and the reliance of each party upon the other(s) based hereon and other good and valuable consideration, the receipt and sufficiency of which the each party acknowledges, the parties agree, for purposes of consummating the transactions contemplated herein, as follows:

ARTICLE I

PRELIMINARY MATTERS

Section 1.01. Recitals. The parties acknowledge the recitals herein above set forth in the preamble are correct, are, by this reference, incorporated herein and are made a part of this Agreement.

Section 1.02. Exhibits and Schedules. Exhibits (which are documents to be executed and delivered at the Closing by the party identified therein or in the provision requiring its delivery) and Schedules (which are attachments setting forth information about a party identified therein or in the provision requiring its attachment) referred to herein and annexed hereto are, by this reference, incorporated herein and made a part of this Agreement, as if set forth fully herein.

Section 1.03. Use of words and phrases. Natural persons may be identified by last name, with such additional descriptors as may be desirable. The words "herein," "hereby," "hereunder," "hereof," "herein before," "hereinafter" and any other equivalent words refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof. The words, terms and phrases defined herein and any pronoun used herein shall include the singular, plural and all genders. The word "and" shall be construed as a coordinating conjunction unless the context clearly indicates that it should be construed as a copulative conjunction.

Section 1.04. Accounting terms. All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles unless specifically referenced to regulatory accounting principles.

Section 1.05. Calculation of time lapse or passage; Action required on holidays. When a provision of this Agreement requires or provides for the calculation of the lapse or passage of a time period, such period shall be calculated by treating the event which starts the lapse or passage as zero; provided, that this provision shall not apply to any provision which specifies a certain day for action or payment, e.g. the first day of each calendar month. Unless otherwise provided, the term "month" shall mean a period of thirty days and the term "year" shall mean a period of 360 days, except that the terms "calendar month" and "calendar year" shall mean the actual calendar period indicated. If any day on which action is required to be taken or payment is required to be made under this Agreement is not a Business Day (Business Day being a day on which national banks are open for business where the actor or payor is located), then such action or payment shall be taken or made on the next succeeding Business Day.

Section 1.06. Use of titles, headings and captions. The titles, headings and captions of articles, sections, paragraphs and other subdivisions contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles, sections, paragraphs and other subdivisions.

ARTICLE II

TERMS OF THE TRANSACTIONS

Section 2.01. Merger of HPTI into Acquisition. In accordance with the terms of this Agreement, on the Closing Date, as defined hereinafter, (i) HPTI will merge into Acquisition and disappear ("1st Merger"); (ii) Acquisition will be the corporation surviving such merger. Notwithstanding the changes of corporate names required by this Agreement, the parties will be identified throughout this Agreement by their original names to avoid confusion. Upon completion of the 1st Merger, the corporate structure will be: (i) TTEG will have one wholly owned subsidiary: Acquisition, (ii) Acquisition will have one wholly owned subsidiary: Cannon Freight Systems, Inc., a Michigan corporation, and (iii) Cannon Freight Systems will have one wholly owned subsidiary: Cannon Global Logistics, LLC, a Michigan limited liability company.

Section 2.02. Exchange of stock. (a) In the 1st Merger, HPTI's stockholders will exchange all of their shares of HPTI's issued and outstanding common stock for 15 million shares of TTEG's common stock and HPTI's common stock will be cancelled and cease. Following the 1st Merger, the original stockholders of TTEG will own 9.09 percent of TTEG and the original stockholders of HPTI will own 90.91 percent of TTEG, with a total of 16.5 million shares issued and outstanding. (b) TTEG will be automatically obligated for and assume all of HPTI's outstanding common stock purchase warrants, options and convertible securities, which shall be adjusted as a result of the transactions contemplated by this Agreement by multiplying the number of shares for which they may be exercised or into which they may be converted by 1.97668 based on 7.6 million shares of HPTI's outstanding at the date of this Agreement.

Section 2.03. Directors and executive officers. At the Closing, the directors and executive officers of TTEG, excepting Michael Rouse, shall resign without liability to TTEG and shall be replaced by the directors and executive officers of HPTI, whose election shall be confirmed by written action of HPTI's original stockholders; provided, that Turbine Truck NV (as provided in Section 3.10) may employ so many of TTEG's resigning executive officers as it may determine are necessary and desirable to continuation of Turbine Truck NV's operations and Turbine Truck NV shall be exclusively obligated for performance of TTEG's obligations under employment agreements with TTEG's resigning executive officers.

Section 2.04. Federal income tax treatment. It is the intention of the parties that (a) the 1st Merger and exchange of stock will be treated as a tax free exchange under Section 354 of the Internal Revenue Code and (b) the 2nd Merger will be treated as a tax free capitalization under Section 352 of the Internal Revenue Code. The parties do not intend to obtain a tax opinion from counsel or seek a letter ruling or other advice from the Internal Revenue Service regarding the federal income tax consequences of the transactions.

Section 2.05. Federal security law matters. The parties elect to adopt the reporting obligations of TTEG under Section 15(d) of the Exchange Act, using TTEG's EDGAR access codes and registration number 333-109118. Following filing of a current report on Form 8-K by HTPI reporting Closing of the transactions contemplated by this Agreement, HPTI shall file a Form 15 terminating its registration and reporting obligations under registration number 000-52756. The shares of TTEG's common stock received by HPTI's stockholders in the 1st Merger will be "restricted securities" as defined in Rule 144 and subject to Rule 145 under the Securities Act of 1933, with a holding period for purposes of Rule 144 beginning on the date of the 1st Merger.

Section 2.06. Press releases. No party will issue a press release regarding the subject matter of this Agreement and the transactions contemplated hereby, either before or after Closing, without the prior approval thereof by the other party and its counsel; provided, that either or both of TTEG and HPTI may file a report on Form 8-K with the Securities and Exchange Commission not later than the date their respective securities counsel shall determine subject nevertheless to five-day prior notification to the other party of intent to file.

Section 2.07. Transaction costs. Each party shall pay all costs and expenses which it incurs in connection with this Agreement and the transactions contemplated hereby.

ARTICLE III

CLOSING OF THE TRANSACTION

Section 3.01. Location, date and time of the Closing. The Closing of the transaction contemplated by this Agreement shall take place on February 15, 2008, or as soon thereafter as practicable, ("Closing Date"), but in no event later than February 29, 2008. The Closing shall take place at a time and at a location agreed to by the parties, and may include the exchange from different locations of executed signature pages by telephone facsimile and/or e-mail attachment. The acts and deliveries which occur on the Closing Date for the purpose of consummating the transactions contemplated by this Agreement and the event itself are referred to herein as the "Closing".

Section 3.02. HPTI's obligations at the Closing. At the Closing, HPTI will deliver to Acquisition:

(a) Officers' and Secretary's and Certificates of HPTI in the form set forth in Exhibits "A" and "B", respectively;

(b) Certificates representing all of the issued and outstanding shares of HPTI's common stock endorsed by the record holders thereof for surrender and cancellation; and

(c) Articles of Merger in compliance with Florida Law.

Section 3.03. TTEG's obligations at the Closing. At the Closing, Acquisition will deliver:

(a) Officers' and Secretary's Certificates of the TTEG in the form set forth in Exhibits "A" and "B", respectively.

(b) Certificates representing 15 million shares of TTEG's common stock in such numbers and such denominations and registered in the names of such persons as HPTI shall direct in writing to be received not less than three Business Days prior to Closing.

Section 3.04. Acquisition's obligations at the Closing. At the Closing, Acquisition will deliver:

(a) Officers' and Secretary's Certificates of Acquisition in the form set forth in Exhibits "A" and "B", respectively.

(b) Articles of Merger in compliance with Nevada law.

Section 3.05. Closing Memorandum and receipts. As evidence that all parties deem the Closing to have been completed and the transactions contemplated by this Agreement to have been consummated, the parties jointly will execute and deliver a Closing Memorandum, in the form of Exhibit "C", acknowledging such completion and consummation.

Section 3.06. Waiver of conditions. Notwithstanding Section 11.03, any condition to the Closing which is to the benefit of any party and which is not satisfied prior to or at the Closing will be deemed to be waived by the benefited party or otherwise satisfied and waived by virtue of that party executing the Closing Memorandum, except to the extent any such unsatisfied or unperformed condition is expressly preserved by listing it in the Closing Memorandum for satisfaction or performance after the Closing.

Section 3.07. Further assurances. At any time and from time to time after the Closing, at the reasonable request of any party and without further consideration, any other party(ies) shall execute and deliver such other instruments and documents as such requesting party may deem reasonably desirable or necessary to complete and confirm the transactions contemplated by this Agreement.

Section 3.08. Conditions precedent to TTEG and Acquisition's obligations. All obligations of TTEG and Acquisition hereunder are subject, at the option of TTEG, to the fulfillment of each of the following conditions at or prior to the Closing, and HPTI shall exert its best efforts to cause each such condition to be so fulfilled:

(a) All representations and warranties of HPTI contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again and given at and as of the date of the Closing of the transaction contemplated by this Agreement, and shall then be true and correct in all material respects, except for changes in the ordinary course of business after the date hereof in conformity with the representations, covenants and agreements contained herein.

(b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by HPTI at or before the Closing shall have been duly and properly performed in all material respects to TTEG's reasonable satisfaction.

(c) Since the date of this Agreement there shall not have occurred any material adverse change in the condition or prospects (financial or otherwise) of HPTI and none of the assets or business of HPTI shall have suffered or incurred a material damage, destruction or loss not fully covered by insurance and which has a materially adverse affect on its business and operations. As used in this paragraph (c), HPTI includes HPTI and its subsidiaries on a consolidated basis.

(d) All documents required to be delivered to TTEG at or prior to the Closing shall have been so delivered.

(e) The transaction contemplated by this Agreement shall have been approved by not less than a majority of HPTI's issued and outstanding shares of common stock, or such greater number of shares as required by its articles of incorporation, as amended, or its bylaws as in effect.

(f) TTEG shall have received a certificate of good standing for HPTI and each of its direct and indirect subsidiaries issued by the secretary of state (Department of Labor, in the case of Michigan) of its state of incorporation and of each state in which it is qualified or required to be qualified to do business as a foreign corporation or, in the alternative, the printed page(s) of an Internet search at an official state government web site as of a recent date demonstrating unofficially that the entity is active, in good standing or otherwise current in filing annual franchise reports.

Section 3.09. Conditions precedent to the HPTI's obligations. All obligations of HPTI at the Closing are subject, at the option of HPTI, to the fulfillment of each of the following conditions at or prior to the Closing, and TTEG and Acquisition shall exert their respective best efforts to cause each such condition to be so fulfilled.

(a) TTEG shall (a) redomicile to Nevada from Delaware and file articles of dissolution in Delaware, provided that in such redomiciliation TTEG may elect to change its name to High Point Transport, Inc., which will eliminate the need for a subsequent name change described below, and (b) have completed a share consolidation of its issued and outstanding shares of common stock in a ration of 1:11.3486, with fractional shares rounded up to the next whole share ; provided that (i) the total number of shares of common stock TTEG is authorized to issue shall be and remain 99,000,000 and (ii) FINRA or the NASDAQ Stock Market Corporate Operations Data Department, as required, shall have been appropriately notified

(b) All representations and warranties of TTEG and of Acquisition contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing.

(c) All obligations required by the terms of this Agreement to be performed by TTEG and Acquisition at or before the Closing shall have been duly and properly performed in all material respects.

(d) Since the date of this Agreement there shall not have occurred any material adverse change in the condition or prospects (financial or otherwise) of TTEG and none of the assets or business of TTEG shall have suffered or incurred a material damage, destruction or loss not fully covered by insurance and which has a materially adverse affect on its business and operations. Acquisition shall not have any assets or liabilities, nor shall it have conducted any business.

(e) All documents required to be delivered to HPTI at or prior to the Closing shall have been so delivered.

(f) The transactions contemplated by this Agreement to the extent requiring stockholder approval shall have been approved by not less than a majority of TTEG's issued and outstanding shares of common stock, or such greater number of shares as required by its articles of incorporation, as amended, or its bylaws as in effect.

(g) HPTI shall have received a certificate of good standing for TTEG and for Acquisition issued by the secretary of state of their respective states of incorporation and of each state in which each is qualified or required to be qualified to do business as a foreign corporation or, in the alternative, the printed page(s) of an Internet search at an official state government web site demonstrating unofficially that as of a recent date the entity is active, in good standing or otherwise current in filing annual franchise reports.

(h) HPTI shall have compensated Cresta Capital Strategies, LLC for its services in connection with the 1st Merger by the issue of common stock purchase warrants exercisable for the purchase of 760,002 shares of its common stock (subject to adjustment as a result of the 1st Merger by the factor of 1.97368, the fractional share rounded down to the next whole share), such warrants, as adjusted for the 1st Merger, exercisable at a price per share equal to one-half of the closing bid price of TTEG's common stock on the date its share consolidation is effective and subject to forfeiture in the event the Closing is not completed.

Section 3.10. Transactions to be completed post Closing. Following the Closing, TTEG and Acquisition will enter into the following transactions:

(a) As soon as practicable following the Closing, Acquisition will merge ("2nd A Merger") into TTEG and disappear, and TTEG will change its name to High Point Transport, Inc., unless it has adopted this name in its redomiciliation to Nevada.

(b) Between the 1st Merger and the 2nd Merger, TTEG will transfer all of TTEG's previously existing assets and operations into a Nevada corporation to be formed with the name "Turbine Truck Engines NV, Inc." ("Turbine Truck NV") and in consideration for the transfer TTEG will receive all of the issued and outstanding shares of the Turbine Truck NV's common stock, with the result that Turbine Truck NV will be a wholly owned subsidiary of TTEG. Upon completion of the transfer described in this clause (b) and the 2nd Merger, the corporate structure will be: (i) TTEG will have two wholly owned subsidiaries: Cannon Freight Systems, Inc. and Turbine Truck NV and (ii) Cannon Freight Systems will have one wholly owned subsidiary: Cannon Global Logistics, LLC.

(c) Following the transfer described in clause (b) of this Section, TTEG will use its best efforts to provide or arrange funding to Turbine Truck NV pursuant to a budget covering a period of thirty-six months attached hereto as Exhibit "D". It is expected that the 36-month budget will require an aggregate amount of approximately $1,000,000 over the first twelve months for working capital in furtherance of its business development plans. In the event TTEG is unable to provide the funding during the first twelve months as provided in the budget, then TTEG at its expense will cause Turbine Truck NV to file a registration statement under the Securities Act of 1933 for the purpose of TTEG's distribution of a dividend in kind to its stockholders consisting of Turbine Truck NV's shares owned by TTEG, less the 9.99 percent of those shares to be retained by TTEG; provided, that the 9.99 percent shall be reduced by a percentage determined by dividing the difference between the amount of funding actually provided in such twelve month period and the funding required under the budget in such twelve month period divided by the funding required under the budget in such twelve-month period.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Section 4.01. HPTI's representations and warranties. HPTI, for itself and on a consolidated basis with its subsidiaries, represents and warrants to TTEG and Acquisition that:

(a) Each of HPTI and its direct and indirect subsidiaries is duly incorporated and existing corporation or duly organized and existing limited liability company in good standing under the laws of its state of incorporation or organization and HPTI has full corporate power to execute, deliver and perform this Agreement.

(b) This Agreement has been duly and validly authorized, executed and delivered by HPTI and constitutes the legal, valid and binding obligation of HPTI enforceable against it, in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting stockholders and creditors rights generally and to general equitable principles.

(c) The execution of this Agreement and consummation of the transactions contemplated hereby does not conflict with and will not result in any adverse consequences to or breach of any agreement, mortgage, instrument, judgment, decree, law or governmental regulation, license, permit or authorization by HPTI or in the loss, forfeiture or waiver of any rights, license, authorization or franchise owned by HPTI, from which HPTI benefits or which is desirable in the conduct of HPTI's business.

(d) Except for such actions as may have been taken, no further action by or before any governmental body or authority of the United States of America or any state or subdivision thereof or any regulatory body to which HPTI is subject is required in connection with the execution and delivery of this Agreement by HPTI and the consummation of the transactions contemplated hereby.

(e) The information HPTI has delivered to TTEG relating to HPTI was, to the knowledge of HPTI, on the date reflected in each such item of information accurate in all material respects and, to the knowledge of HPTI, such information at the date hereof taken as a whole provides, to the knowledge of HPTI, full and fair disclosure of all material information relating to HPTI and does not, to the knowledge of HPTI omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) HPTI has conducted its business in the ordinary course for the last three years or since inception, whichever is less, except that it acquired Cannon Freight Systems as a wholly owned subsidiary on October 25, 2007.

(g) Neither HPTI nor any employee, to HPTI knowledge, has since inception given or agreed to give any gift or similar benefit valued at more than $20 annually to any customer, supplier, governmental employee or other person who is or may be or have been in a position to help or hinder HPTI's business which might subject HPTI to damage or penalty in civil, criminal or governmental litigation or proceedings.

(h) HPTI's financial statements contained in its registration and reports filed with the Securities and Exchange Commission have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated, fairly present the financial condition of HPTI in all material respects at the dates and the results of operations for the periods indicated, contain all normally recurring adjustments and do not omit to disclose any contingent, undisclosed or hidden liabilities. HPTI's financial records are maintained in accordance with good business practice.

(i) HPTI has good, marketable and insurable title to all of the properties and assets, including intangible assets, if any, which it owns or uses in HPTI's business or purports to own, including, without limitation, those reflected in its books and records and in the balance sheet, both tangible and intangible, (excluding inventory sold after the most recent balance sheet date in the ordinary course of business), excepting only those properties and assets subject to operating leases disclosed in notes to HPTI's financial statements. All of HPTI's properties and assets are subject to multiple perfected and unperfected security interests; but, otherwise are not subject to any encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except as expressly set forth in the notes to HPTI's financial statements as securing specific liabilities or subject to specific capital leases and have arisen only in the ordinary course of business. Except as noted on Schedule "A", all of the properties and assets owned, leased or used by HPTI are in good operating condition and repair, are suitable for the purposes used, are adequate and sufficient for all current operations and are directly related to HPTI's business.

(j) All of the material contracts, agreements, leases, licenses and commitments of HPTI (other than those which have been fully performed), are valid and binding, enforceable in accordance with their respective terms, in full force and effect and, except as noted in Schedule "C", there is not thereunder with respect to any party thereto any existing default or event, which after the giving of notice or lapse of time or both, would constitute a default or result in a right to accelerate or loss of rights and none of such contracts, agreements, leases, licenses and commitments is, either when considered singly or in the aggregate with others, unduly burdensome, onerous or materially adverse to HPTI's consolidated business, properties, assets, earnings or prospects or either before or after the Closing, to result in any material loss or liability.

(k) There is no claim, legal action, suit, arbitration, governmental investigation, or other legal or administrative proceeding, nor any order, decree, judgment or judgment in progress, pending or in effect or to HPTI's knowledge threatened, against or relating to HPTI, other than suits and judgments for sums not exceeding $25,000 or otherwise fully insured, its directors, officers or employees with respect to HPTI or its business or for which HPTI or its subsidiaries may have an indemnity obligation, it properties, assets or business or the transaction contemplated by this Agreement and HPTI does not know or have any reason to be aware of any basis for the same, including any basis for a claim of sexual harassment or racial or age discrimination, except as set forth in Schedule "D".

(l) All taxes, including without limitation, income, property, special assessments, sales, use, franchise, intangibles, employees' income withholding and social security taxes, including employer's contribution, other than those for which a return or deposit is not yet due and have been, which are due and payable, and all interest and penalties thereon, unless disputed in good faith in proper proceedings and reserved for or set aside, have been paid in full and all tax returns required to be filed in connection therewith have been accurately prepared and timely filed and all deposits required by law to be made by HPTI with respect to employees' withholding and social security taxes have been made. HPTI is not and has no reason to believe that it will be the subject of an audit by any taxing authority. There is not now in force any extension of time with respect to the date when tax return was or is due to be filed, or any waiver or agreement by HPTI for the extension of time for the assessment of any tax and HPTI is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Tax Code.

(m) HPTI does not have any employee benefit, pension or profit sharing plans subject to ERISA and no such plans to which HTPI is obligated or required to make contributions.

(n) None of HPTI's employees are represented by a collective bargaining agent or subject to a collective bargaining agreement and HPTI considers its relations with its employees as a whole to be good. HPTI has disclosed to TTEG all employee salary, compensation and benefit agreements and no employee has a written employment agreement.

(o) No person has guaranteed any obligation of HPTI, and HPTI has not guaranteed the obligation of any other person, except guarantees of loans to HPTI made by Agile Opportunity Fund, LLC, Textron Financial Corporation and Land Rover Capital Group.

(p) HPTI and its management have no reason to believe or expect and do not believe or expect that any event or events will occur which will result its business producing results of operations which are materially different from HPTI's recent operations, except for a reduction in deliveries of freight to the automotive industry which is expected to be temporary.

Section 4.02. TTEG and Acquisition's representations and warranties. TTEG, for itself and on a consolidated basis with Acquisition, represents and warrants to HPTI that:

(a) Each of TTEG and Acquisition is duly incorporated and existing corporation or duly organized and existing limited liability company in good standing under the laws of its state of incorporation or organization and HPTI has full corporate power to execute, deliver and perform this Agreement. Acquisition is TTEG's only subsidiary.

(b) This Agreement has been duly and validly authorized, executed and delivered by HPTI and constitutes the legal, valid and binding obligation of TTEG and Acquisition enforceable against it, in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting stockholders and creditors rights generally and to general equitable principles.

(c) The execution of this Agreement and consummation of the transactions contemplated hereby does not conflict with and will not result in any adverse consequences to or breach of any agreement, mortgage, instrument, judgment, decree, law or governmental regulation, license, permit or authorization by TTEG and Acquisition or in the loss, forfeiture or waiver of any rights, license, authorization or franchise owned by HPTI, from which HPTI benefits or which is desirable in the conduct of TTEG and Acquisition business.

(d) Except for such actions as may have been taken, no further action by or before any governmental body or authority of the United States of America or any state or subdivision thereof or any regulatory body to which TTEG and Acquisition are subject is required in connection with the execution and delivery of this Agreement by HPTI and the consummation of the transactions contemplated hereby.

(e) The information TTEG and Acquisition have delivered to HPTI relating to TTEG and Acquisition was, to the knowledge of HPTI, on the date reflected in each such item of information accurate in all material respects and, to the knowledge of HPTI, such information at the date hereof taken as a whole provides, to the knowledge of HPTI, full and fair disclosure of all material information relating to TTEG and Acquisition and does not, to the knowledge of HPTI omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) TTEG has conducted its business in the ordinary course for the last three years or since inception, whichever is less; and, Acquisition has never conducted any business or incurred any obligations.

(g) Neither TTEG or Acquisition nor any employee, to TTEG's knowledge, has since inception given or agreed to give any gift or similar benefit valued at more than $20 annually to any customer, supplier, governmental employee or other person who is or may be or have been in a position to help or hinder TTEG and Acquisition's business which might subject TTEG or Acquisition to damage or penalty in civil, criminal or governmental litigation or proceedings.

(h) TTEG's financial statements contained in its registration and reports filed with the Securities and Exchange Commission have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated, fairly present the financial condition of TTEG in all material respects at the dates and the results of operations for the periods indicated, contain all normally recurring adjustments and do not omit to disclose any contingent, undisclosed or hidden liabilities. TTEG's financial records are maintained in accordance with good business practice. Acquisition has not prepared any financial statements and does not maintain any financial records.

(i) TTEG has good, marketable and insurable title to all of the properties and assets, including intangible assets, if any, which it owns or uses in TTEG's business or purports to own, including, without limitation, those reflected in its books and records and in the balance sheet, both tangible and intangible, (excluding inventory sold after the most recent balance sheet date in the ordinary course of business), excepting only those properties and assets subject to operating leases disclosed in notes to TTEG's financial statements. All of TTEG's properties and assets are subject to multiple perfected and unperfected security interests; but, otherwise are not subject to any encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except as expressly set forth in the notes to TTEG's financial statements as securing specific liabilities or subject to specific capital leases and have arisen only in the ordinary course of business. Except as noted on Schedule "A", all of the properties and assets owned, leased or used by TTEG are in good operating condition and repair, are suitable for the purposes used, are adequate and sufficient for all current operations and are directly related to TTEG's business.

(j) All of the material contracts, agreements, leases, licenses and commitments of TTEG (other than those which have been fully performed), are valid and binding, enforceable in accordance with their respective terms, in full force and effect and, except as noted in Schedule "C", there is not thereunder with respect to any party thereto any existing default or event, which after the giving of notice or lapse of time or both, would constitute a default or result in a right to accelerate or loss of rights and none of such contracts, agreements, leases, licenses and commitments is, either when considered singly or in the aggregate with others, unduly burdensome, onerous or materially adverse to TTEG's business, properties, assets, earnings or prospects or either before or after the Closing, to result in any material loss or liability.

(k) There is no claim, legal action, suit, arbitration, governmental investigation, or other legal or administrative proceeding, nor any order, decree, judgment or judgment in progress, pending or in effect or to TTEG's knowledge threatened, against or relating to TTEG, its directors, officers or employees with respect to TTEG or its business or for which HPTI or its subsidiaries may have an indemnity obligation, it properties, assets or business or the transaction contemplated by this Agreement and TTEG does not know or have any reason to be aware of any basis for the same, including any basis for a claim of sexual harassment or racial or age discrimination, except as set forth in Schedule "D".

(l) All taxes, including without limitation, income, property, special assessments, sales, use, franchise, intangibles, employees' income withholding and social security taxes, including employer's contribution, other than those for which a return or deposit is not yet due and have been, which are due and payable, and all interest and penalties thereon, unless disputed in good faith in proper proceedings and reserved for or set aside, have been paid in full and all tax returns required to be filed in connection therewith have been accurately prepared and timely filed and all deposits required by law to be made by TTEG with respect to employees' withholding and social security taxes have been made. TTEG is not and has no reason to believe that it will be the subject of an audit by any taxing authority. There is not now in force any extension of time with respect to the date when tax return was or is due to be filed, or any waiver or agreement by TTEG for the extension of time for the assessment of any tax and TTEG is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Tax Code.

(m) TTEG does not have any employee benefit, pension or profit sharing plans subject to ERISA and no such plans to which TTEG is obligated or required to make contributions.

(n) None of TTEG's employees are represented by a collective bargaining agent or subject to a collective bargaining agreement and TTEG considers its relations with its employees as a whole to be good. TTEG has disclosed to TTEG all employee salary, compensation and benefit agreements and no employee has a written employment agreement.

(o) No person has guaranteed any obligation of TTEG, and TTEG has not guaranteed the obligation of any other person.

(p) TTEG and its management have no reason to believe or expect and do not believe or expect that any event or events will occur which will result its business producing results of operations which are materially different from TTEG's recent operations.

Section 4.03. Nature and survival of representation and warranties; Remedies. All statements of fact contained in this Agreement, any certificate delivered pursuant to this Agreement, or any letter, document or other instrument delivered by or on behalf of HPTI or of TTEG and Acquisition, and their respective officers, pursuant to the terms of this Agreement shall be deemed representations and warranties made by HPTI or by TTEG and Acquisition, respectively, as the case may be, to each other under this Agreement. For purposes of this Section 4.03 and Section 10.01 only, any party or other person seeking to enforce, or claiming the benefit of, any representation and warranty under this Agreement is called a Claimant, and any party or other person against whom a right is claimed is called a Defendant. All representations and warranties of the parties shall survive the Closing and all inspections, examinations or audits on behalf of the parties; provided, however, that all representations and warranties shall terminate and expire, and be without further force and effect whatever from and after the one year from the date hereof, and none of TTEG, Acquisition or HPTI shall have any liability whatsoever on account of any inaccurate representation or warranty or for any breach of warranty, unless a Claimant shall, on or prior to the expiration of such one year period, serve written notice on a Defendant, with a copy to the Defendant's counsel, setting forth in reasonable detail the breach and any direct, incidental or consequential damages (including amounts) the Claimant may have suffered as a result of such breach.

ARTICLE V

COVENANTS OF THE PARTIES

Section 5.01. Conduct of business prior to Closing.

(a) From the date hereof to the Closing, HPTI on a consolidated basis and TTEG, respectively, will each conduct its business and affairs only in the ordinary course and consistent with its prior practice and shall maintain, keep and preserve its assets and properties in good condition and repair and maintain insurance thereon in accordance with present practices, it will use its best efforts (i) to preserve its business and organization intact, (ii) to preserve the goodwill of suppliers, customers, distributors, landlords and others having business relations with it, and (iii) to cooperate and use reasonable efforts to obtain the consent of any landlord or other party to any lease or contract where the consent of such landlord or other party may be required by reason of the transactions contemplated hereby.

(b) From the date hereof to the Closing, neither HPTI nor TTEG shall (i) dispose of any material assets, (ii) engage in any extraordinary transactions without the other party's prior approval, including but not limited to, directly or indirectly, soliciting, entertaining, encouraging inquiries or proposals or entering into negotiation or agreement with any third party for sale of assets, sale of equity securities or merger, consolidation or combination with any company, (iii) grant any salary or compensation increase to any employee, or (iv) make any commitment for capital expenditures, other than as disclosed to and approved by the other party.

Section 5.02. Notice of changes in information. Each party shall give the other party prompt written notice of any change in any of the information contained in their respective representations and warranties made in Article IV, or elsewhere in this Agreement, or the exhibits and schedules referred to herein or any written statements made or given in connection herewith which occurs prior to the Closing.

Section 5.03. Notice of extraordinary changes. Each party shall advise the other party with respect to any of the following outside of ordinary course of business or which are materially adverse: (i) the entering into and cancellation or breach of contracts, agreements, licenses, commitments or other understandings or arrangements to which such party is a party, including, without limitation, purchase orders for any item of inventory and commitments for capital expenditures or improvements, or (ii) any changes in purchasing, pricing or selling policy, or, any changes in its sales, business or employee relations in general.

Section 5.04. Action to preserve business and assets. Notwithstanding anything contained in this Agreement to the contrary, neither party will take or fail to take any action that, is likely to give rise to a substantial penalty or a claim for damages by any third party against it, or is likely to result in losses, or is otherwise likely to prejudice in any material respect or unduly interfere with the conduct of its business and operations in the ordinary course consistent with prior practice, or is likely to result in a breach by HPTI of any of its representations, warranties or covenants contained in this Agreement (unless any such breach is first waived in writing by the other party).

Section 5.05. Access to information and documents. Upon reasonable notice and during regular business hours, each party will give to the other party(ies), its attorneys, accountants and other representatives full access to its personnel (subject to reasonable approval as to the time thereof) and all properties, documents, contracts, books and records and will furnish copies of such documents (certified by officers, if so requested) and with such information with respect to its business, operations, affairs and prospects (financial and otherwise) as it may from time to time request, and the party to whom the information is provided will not improperly disclose the same prior to the Closing. Each party will afford the other party(ies) an opportunity to ask questions and receive answers thereto in furtherance of their due diligence. Any such furnishing of such information or any investigation shall not affect that party's right to rely on the other party's representations and warranties made in this Agreement or in connection herewith or pursuant hereto.

Section 5.06. Confidential treatment of information. The provisions of Exhibit "D" shall be binding upon the parties.

Section 5.07. Cooperation by the parties. Each party hereto shall cooperate and shall take such further action as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

ARTICLE VII

FEDERAL INCOME TAX MATTERS

Section 7.01. Responsibility for understanding tax consequences. Each party shall be responsible for obtaining its or his own tax advice with respect to and understanding the federal income tax consequences of the transactions and the federal income tax consequences thereof contemplated by this Agreement and waives any reliance with respect thereto on any other party.

ARTICLE VIII

TERMINATION PRIOR TO CLOSING

Section 8.01. Termination for default. Either party may, by notice to the other party(ies) given in the manner provided below on or at any time prior to the Closing Date, terminate this Agreement if default shall be made by the party receiving notice in the observance or in the due and timely performance of any of any material covenants and agreements contained, made by or imposed upon it, in this Agreement, if the default has not been fully cured within fifteen days after receipt of the notice specifying the default.

Section 8.02. Termination for failure to Close. If the Closing does not occur on or before the date provided in Section 3.01, any party, if that party is not then in default in the observance or in the due or timely performance of any covenants and conditions under this Agreement, may at any time terminate this Agreement by giving written notice to the other parties; provided, that the parties may extend the Closing date in writing.

Section 8.03. Termination for loss of bargain. Either party may, at its option, terminate this Agreement prior to the Closing if it determines in good faith (i) in completion of its due diligence examination of the other party, it discovers the existence of a material, adverse variance from its due diligence examination prior to the date of this Agreement, or (ii) the business or assets of the other party have suffered any material damage, destruction or loss (whether or not covered by insurance), or (iii) the transaction is prevented by order of court or administrative action from consummating the transactions contemplated by this Agreement, whether or not the party against whom the court order or administrative action lies has exhausted its appeals.

ARTICLE IX

NOTICES

Section 9.01. Procedure for giving notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered (excluding telephone facsimile and including receipted express courier and overnight delivery service) or mailed by first class certified U.S. mail, return receipt requested showing name of recipient, addressed to the proper party.

Section 9.02. Addresses for notices. For purposes of sending notices under this Agreement, the addresses of the parties are as follows:

As to HPTI: Paul A. Henley, President

High Point Transport, Inc.

23730 County Road 675

Myakka City, Florida 34251

Copy to: Jackson L. Morris, Esq.

3116 West North A Street

Tampa, Florida 33609-1544

As to TTEG: Michael Rouse

and Acquisition Turbine Truck Engine, Inc.

1301 International Speedway Boulevard

Deland, Florida 32724

Copy to: Kimberly L. Graus, Esq.

4949 E State Road 64 # 141

Bradenton, Florida 34208-5530

Section 9.03. Change of address. A party may change its address for notices by sending a notice of such change to all other parties by the means provided in Section 9.01.

ARTICLE X

LEGAL AND OTHER COSTS

Section 10.01. Party entitled to recover. In the event that any party (the "Defaulting Party") defaults in his or its obligation under this Agreement and, as a result thereof, the other party (the "Non-Defaulting Party") seeks to legally enforce his or its rights hereunder against the Defaulting Party (whether in an action at law, in equity or in arbitration), then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees and expert witness fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement.

Section 10.02. Interest. In the event the Non-Defaulting Party is entitled to receive an amount of money by reason of the Defaulting Party's default hereunder, then, in addition to such amount of money, the Defaulting Party shall promptly pay to the Non-Defaulting Party a sum equal to interest on such amount of money accruing at the rate of 1.5% per month during the period between the date such payment should have been made hereunder and the date of the actual payments thereof.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Effective date. The effective date of this Agreement shall for all purposes be the date set forth in first paragraph hereof notwithstanding a later actual date of execution by any individual party.

Section 11.02. Entire agreement. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements, understandings, representations and warranties.

Section 11.03. Waivers. No waiver of any provision, requirement, obligation, condition, breach or default hereunder, or consent to any departure from the provisions hereof, shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Section 11.04. Amendments. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto and amendment, modification or alteration of, addition to or termination of this Agreement or any provision of this Agreement shall not be effective unless it is made in writing and signed by the parties.

Section 11.05. Construction. This Agreement has been negotiated by the parties, section by section, and no provision hereof shall be construed more strictly against one party than against the another party by reason of such party having drafted such provision. The order in which the provisions of this Agreement appear are solely for convenience of organization; and later appearing provisions shall not be construed to control earlier appearing provisions.

Section 11.06. Invalidity. It is the intent of the parties that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision hereof shall be prohibited, invalid, illegal or unenforceable, in any respect, under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or non enforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement; and, there shall be substituted in place of such prohibited, invalid, illegal or unenforceable provision a provision which nearly as practicable carries out the intent of the parties with respect thereto and which is not prohibited and is valid, legal and enforceable.

Section 11.07. Multiple counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and, taken together, shall be deemed one and the same instrument.

Section 11.08. Assignment, parties and binding effect. This Agreement, and the duties and obligations of any party shall not be assigned without the prior written consent of the other party(ies). This Agreement shall benefit solely the named parties and no other person shall claim, directly or indirectly, benefit hereunder, express or implied, as a third-party beneficiary, or otherwise. Wherever in this Agreement a party is named or referred to, the successors (including heirs and personal representative of individual parties) and permitted assigns of such party shall be deemed to be included, and all agreements, promises, covenants and stipulations in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

Section 11.09. Survival of representations and warranties. The representations and warranties made herein shall survive the execution and delivery of this Agreement and full performance hereunder of the obligations of the representing and warranting party, subject to the provisions of Section 4.03.

Section 11.10. Jurisdiction and venue. Any action or proceeding for enforcement of this Agreement and the instruments and documents executed and delivered in connection herewith which is determined by a court of competent jurisdiction not, as a matter of law, to be subject to arbitration as provided in Section 11.10 or which seeks injunctive relief shall be brought and enforced in the courts of the State of Florida in and for Pinellas County, Florida, and the parties irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding.

Section 11.11. Applicable law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Florida applicable to contracts made and to be performed therein (not including the choice of law rules thereof).

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, the day and year first above written.

[Corporate Seal] Turbine Truck Engines, Inc.

Attest: By: /s/ Michael Rouse

Michael Rouse, President

/s/ Phyllis J. Rouse

Phyllis J. Rouse, Secretary

[Corporate Seal] High Point Acquisition, Inc.

(following incorporation)

Attest: By: _____________________________

Michael Rouse, President

_____________________________

Phyllis J. Rouse, Secretary

[Corporate Seal] High Point Transport, Inc.

Attest: By: /s/ Paul A. Henley

Paul A. Henley, President

/s/ Jackson L. Morris

Jackson L. Morris, Secretary

EXHIBIT "A"

OFFICERS' CERTIFICATE

Pursuant to Section 3.0__ of the Merger and Exchange Agreement identified within

The undersigned, ____________, President, and __________, Treasurer, of ________________, a ___________ corporation (the "Corporation"), hereby each certifies that he is familiar with the Merger and Exchange Agreement, dated ________________, 2008 (the "Agreement"), between the Corporation and ____________ and, to the best of his knowledge, based on reasonable investigation:

(a) All representations and warranties of the _____________ (as defined in the Agreement) contained in the Agreement, and in all Exhibits and Schedules attached thereto containing information delivered by ___________, were true and correct in all material respects when made and when deemed to have been made and are true and correct at the date hereof, except for changes in the ordinary course of business between the date of the Agreement, in conformity with the covenants and agreements contained in the Agreement.

(b) All covenants, agreements and obligations required by the terms of the Agreement to be performed by _______________ at or before the Closing have been duly and properly performed in all material respects.

(c) Since the date of the Agreement there have not occurred any material adverse change in the condition or prospects (financial or otherwise), business, properties or assets of the ____________________.

IN WITNESS WHEREOF, each of the undersigned has executed this certificate this ________________, 2008.

________________________________

_______________, President

________________________________

_______________, Treasurer

EXHIBIT "B"

SECRETARY'S CERTIFICATE

Pursuant to Section 3.0__ of the Merger and Exchange Agreement identified within.

I, ___________, the duly elected, qualified and acting Secretary of _________________, a corporation duly organized, existing and in good standing under the laws of ____________, (the "Corporation") do hereby certify that:

(i) The following is a true and complete copy of Resolution of the Board of Directors of the Corporation taken and adopted on ________________, 2008, approving the Merger and Exchange Agreement dated ________________, 2008, by and among the Corporation and _____________, and that said Resolution has not been rescinded, revoked or modified and is in full force and effect at the date hereof:

(ii) The persons whose names, titles and signatures appear below are each the duly elected, qualified and acting officers of the Corporation, hold on the date hereof the offices set forth opposite their respective names and the signatures appearing opposite said names are the genuine signatures of said persons:
Name	Title	Signature
President
Secretary
Treasurer

(iii) I am authorized by the Corporation to make the within certifications.

IN WITNESS WHEREOF, I have executed this Certificate on ________________, 2008.

(CORPORATE SEAL)

________________________________

_________________, Secretary

I, ______________, President of _______________, a __________ corporation, hereby certify that ______________ is duly elected, qualified and acting Secretary of ______________ and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have executed this Certificate on ________________, 2008.

________________________________

__________________, President

Exhibit "C"

CLOSING MEMORANDUM

The undersigned parties to that certain Merger and Exchange Agreement dated ________________, 2008, ("Agreement") do hereby certify one to the other that;

1. The Closing of the Agreement was completed, as contemplated by the Agreement, on ________________, 2008 at ____ o'clock __.m.

2. All conditions to each of the parties Closing the Agreement have been satisfied and, to the extent not specifically satisfied, have been waived by the party entitled to waive the conditions; except, the following conditions, if any, are waived only for the purpose of Closing of the transaction contemplated by the Agreement, and are required to be satisfied after the Closing by the party required to satisfy such condition:

[insert any such conditions and name of the party required to satisfy it]

3. Capitalized terms herein have the meaning assigned to them in the Agreement.

For the purposes herein set forth, the parties have executed this Memorandum at the date and time written above.

[Corporate Seal] Turbine Truck Engines, Inc.

Attest: By: _____________________________

Michael Rouse, President

_____________________________

______________, Secretary

[Corporate Seal] High Point Acquisition, Inc.

(following incorporation)

Attest: By: _____________________________

Michael Rouse, President

_____________________________

_________________, Secretary

[Corporate Seal] High Point Transport, Inc.

Attest: By: _____________________________

Paul A. Henley, President

_____________________________

Jackson L. Morris, Secretary

EXHIBIT "D"

Treatment of Confidential Information

The mutual objective of the parties under the Merger and Exchange Agreement to which this Exhibit "D" is attached and incorporated by reference is to provide appropriate protection for Confidential Information while exchanging Confidential Information (defined below) for the parties' mutual benefit and maintaining their ability to conduct their respective business activities. Each party agrees the following terms apply when a party (the "Discloser") discloses information to the other (the "Recipient") under this Agreement. The consideration for this Agreement is the disclosures which a party makes to the other in reliance on this Agreement.

1. Each party agrees and acknowledges that many of the other's Confidential Information (as described below) is considered to be trade secrets, confidential, proprietary and not readily accessible to the public. Each party believes that its own Confidential Information represents a legitimate, valuable and protectible interest and gives it a competitive advantage, which otherwise would be lost if its Confidential Information was improperly disclosed or revealed.

2. The Recipient shall not, at any time without the express written permission of the Discloser, disclose the Discloser's Confidential Information directly or indirectly to any person or entity, except the Recipient may disclose the Confidential Information to the Recipient's Employees, Contractors and Agents (as defined below) during the term of this Agreement if such Employees, Contractors and Agents have a need to know the Confidential Information in order to complete any purpose for which the Confidential Information is disclosed. The Recipient shall have entered into non-disclosure agreements with such Employees, Contractors, and Agents having obligations of confidentiality as strict as those herein prior to disclosure to such employees, contracts, and agents to assure against unauthorized use or disclosure. The Recipient shall not use or threaten to use Confidential Information in any way that is inconsistent with the provisions of this Agreement or contrary to the instructions or interests of the Discloser. The Recipient shall not, directly or indirectly, intentionally or negligently allow or assist others in using the Discloser's Confidential Information in any way inconsistent with the provisions of this Agreement or contrary to the instructions or interests of the Discloser. The Recipient agrees not to use Confidential information for its own benefit, unless specifically authorized so to do in writing by the Disclose.

3. Each party recognizes and acknowledges that the improper disclosure or use of the Discloser's Confidential Information would cause irreparable injury to the Discloser by jeopardizing, compromising, and perhaps eliminating the competitive advance the Discloser holds or may hold because of the existence and secrecy of the Confidential Information or would provide an unjustly obtained advantage to the Recipient. Thus, each party acknowledges and agrees that monetary damages shall not be a sufficient remedy for the Discloser in the event of any breach or threatened breach of this Agreement. Therefore, each party stipulates and warrants that in the event a Recipient breaches, or reasonably threatens to breach, this Agreement, the Discloser party shall be entitled, without waiving any other rights or remedies in law or in equity, to such injunctive and/or other equitable relief, without (a) having to show or prove irreparable harm as may be deemed proper by a court of competent jurisdiction and (b) the requirement imposed by the Court for posting bond which requirement is hereby specifically and knowingly waived.

4. The Recipient agrees to use the same care and discretion to avoid improper disclosure, publication or dissemination of the Disclosure's Confidential Information as it uses with its own similar information that it does not wish to disclose, publish or disseminate, but in no event less than reasonable and prudent care.

5. As used in this Agreement the "Confidential Information" means all tangible and intangible information that is disclosed by the Discloser to the Recipient (either orally, or by visual inspection, and/or in writing), including but not limited to (a) currently available and planned products and services; (b) information regarding distributors, suppliers, developers, contractors and funding sources; (c) financial and management information; (d) product information; (e) research and/or development information; (f) information pertaining to actual and/or potential customers, suppliers, and/or strategic alliances; (g) information of a confidential or private nature relating to Employees and Agents (as defined below); (h) financial data and information; (i) business plans; (j) marketing materials and/or strategies; (k) legal matters, including current and/or potential contracts and/or litigation; (l) in-house e-mail, Internet, security, and/or other systems; (m) information received by the Discloser from third parties that the Discloser is obligated to treat as confidential; and/or (n) any and all information regarding the foregoing that the Discloser discloses to the Recipient. Failure to include a confidentiality notice on any materials disclosed to the Recipient shall not give rise to inference that the information disclosed is not confidential. Confidential Information disclosed to the Recipient by any parent corporation, subsidiary, agent and/or affiliated entities of the Discloser or by persons that owe the obligation of confidentiality to the Discloser, whether by contract or otherwise, is also covered by this Agreement.

"Employees and Agents" shall mean the employees, agents, representatives, consultants and independent contractors affiliated with each of us separately.

6. Confidential Information shall not include any information which the Recipient can, by clear and convincing evidence, establish:

(a) Is or subsequently becomes publicly available without the Recipient's breach of any obligation owed to the Discloser under this Agreement;

(b) Was rightfully in the possession of or known to the Recipient prior to the Discloser's disclosure of such information to the Recipient, as evidenced by documentation on record at the time of disclosure;

(c) Became known to the Recipient from a source independent from the Discloser and such independent source did not breach an obligation of confidentiality owed to the Discloser;

(d) Was independently developed by the Recipient without any breach of this Agreement; or

(e) Was originally disclosed as Confidential Information hereunder but which the Discloser thereafter authorizes the Recipient to use and/or disclose, and such authorization is in writing which is signed by authorized representatives of the parties;

(f) Becomes available to the Receiving Party by wholly lawful inspection or analysis of products offered for sale; or

(g) Is transmitted by a party after receiving written notification from the other party that it does not desire to receive any further Confidential Information.

The Receiving Party may disclose Confidential Information nevertheless pursuant to a valid order issued by a court or government agency, provided that the Receiving Party provides the Disclosing Party (i) prior written notice of such obligation; and (ii) the opportunity to oppose such disclosure or obtain a protective order.

7. The Recipient shall notify the Discloser immediately upon discovery of any unauthorized disclosure of the Confidential Information, or any other breach of this Agreement by the Recipient and/or the Recipient's Employees and/or Agents, and will cooperate with the Discloser in every reasonable way at the Recipient's sole cost and expense to prevent its further unauthorized disclosure and/or further breach of this Agreement.

8. Neither this Agreement nor any disclosure of Confidential Information hereunder grants the Recipient any rights or license under any trademark, copyright or patent now or hereafter owned or controlled by the Discloser.

9. The Recipient acknowledges and agrees that its limited right to evaluate the Discloser's Confidential Information shall immediately expire at the completion of the purpose for which the Confidential Information is delivered, if this Agreement is not terminated earlier and then, in that event, the Recipient's right to evaluate such Confidential Information shall immediately terminate. The Recipient therefore agrees to return any and all Confidential Information of the Discloser that is in a tangible form, including all originals, copies reproductions, and summaries thereof, to the Discloser within five business days of the date this Agreement expires or is terminated, whichever occurs first, or upon the Discloser's request, and to also completely erase and destroy any and all copies of all portions of any and all software comprising the Confidential Information in its possession and/or under its responsibility or control which may have been loaded onto the computers of the Recipient and/or its Employees and Agents.

10. This Agreement shall continue from the date last written below until terminated by either party by giving thirty days' written notice to the other party of its intent to terminate this Agreement. Information disclosed pursuant to this Agreement will be subject to the terms of this Agreement for five years following the termination of this Agreement.

11. The terms of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. The Disclosing Party acknowledges that the Receiving Party may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Confidential Information. Accordingly, nothing in this Agreement prohibit the Receiving Party from developing or having developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Confidential Information provided that the Receiving Party does not violate any of its obligations under this Agreement in connection with such development. Further, either party shall be free to use for any purpose the "residuals," provided that such party shall not use in any manner information that is considered Confidential Information under this Agreement and shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means ideas, concepts, know-how or techniques that may be generated, developed or conceived by the Receiving Party in connection with reviewing the Confidential Information and in no circumstance shall "residuals" be deemed to include Confidential Information. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals.

12. The Receiving Party shall not remove, overprint or deface any notice of confidentiality, copyright, trademark, logo, legend, or other notices of ownership or confidentiality from any originals or copies of Confidential Information it obtains from the Disclosing Party.

13. CONFIDENTIAL INFORMATION IS PROVIDED "AS IS" WITH ALL FAULTS. IN NO EVENT SHALL THE DISCLOSING PARTY BE LIABLE FOR THE ACCURACY OR COMPLETENESS OF THE CONFIDENTIAL INFORMATION. None of the Confidential Information disclosed by the parties constitutes any representation, warranty, assurance, guarantee or inducement by either party to the other with respect to the infringement of trademarks, patents, copyrights; any right of privacy; or any rights of third persons.

14. The parties acknowledge that the Confidential Information disclosed by each of them under this Agreement may be subject to export controls under the laws of the United States. Each party shall comply with such laws and agrees not to knowingly export, re-export or transfer Confidential Information of the other party without first obtaining all required United States or other governmental authorizations or licenses.

15. The parties hereto are independent contractors. Neither this Agreement nor any right granted hereunder shall be assignable or transferable by operation of law or otherwise. Any such purposed assignment shall be void.

[End of Confidentially Agreement - Exhibit "D"]

INDEX TO SCHEDULES

MERGER AND EXCHANGE AGREEMENT

Dated January ____, 2008